EXHIBIT 21
                     SUBSIDIARIES OF INTER-TEL, INCORPORATED

     Listed below are all the subsidiaries of Inter-Tel, Incorporated, as well as the jurisdiction under the laws of which each was organized, and the percentage of the outstanding voting stock of each owned by Inter-Tel, Incorporated.

                                                                        PERCENTAGE           STATE OR
                                                                         OF VOTING         JURISDICTION
NAME                                                                    STOCK OWNED       OF ORGANIZATION
----                                                                    -----------       ---------------
Inter-Tel Integrated Systems, Inc.                                         100%               Arizona
Inter-Tel Technologies, Inc.                                               100%               Arizona
Inter-Tel Leasing, Inc.                                                    100%               Arizona
Inter-Tel Software and Services, Inc.                                      100%               Arizona
Inter-Tel Midwest, Inc.                                                    100%               Delaware
Inter-Tel Incorporated-New Jersey                                          100%               Delaware
Inter-Tel NetSolutions, Inc.                                               100%               Texas
Inter-Tel DataCom, Inc.                                                    100%               Delaware
Southwest Telephone Systems, Inc.                                          100%               New Mexico
American Telcom Corp. of Georgia, Inc.                                     100%               Georgia
Access West, Inc.                                                          100%               Delaware
Inter-Tel Integrated Systems (UK), Ltd.                                    100%               United Kingdom
Inter-Tel Japan, Inc.                                                      100%               Japan
Tri-Com Communications, Inc.                                               100%               North Carolina
Florida Telephone Systems, Inc.                                            100%               Florida
NTL Corporation dba ComNet of Ohio                                         100%               Ohio
Integrated Telecom Services Corporation                                    100%               Kentucky
Telephone Corporation of America, Inc. (Telcoa)                            100%               Maryland
TDI Services Corporation, Technology Dynamics for the 21st Century         100%               Virginia
Executone Inter-Tel Business Information Systems, Inc.                     100%               Arizona